Form C

Cover Page

Name of issuer:

SYT Film LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 6/27/2019

Physical address of issuer:

3191 Casitas Ave.
Ste. 150
Los Angeles CA 90039

Website of issuer:

https://vanishingangle.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Membership Interests

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$250,000.00

Deadline to reach the target offering amount:

6/26/2020

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$4,476.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,773.00	$0.00
Long-term Debt:	$10,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($7,297.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SYT Film LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mari Walker	Managing Member	SYT Film LLC	2019
Kristen Uno	Managing Member	SYT Film LLC	2019
Mia Schulman	Managing Member	SYT Film LLC	2019
Matt Miller	Managing Member	SYT Film LLC	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mari Walker	Vice President	2019
Kristen Uno	Secretary	2019
Mia Schulman	Treasurer	2019
Matt Miller	President	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Miller	Membership Interest	25.0
Mia Schulman	Membership Interest	25.0
Kristen Uno	Membership Interest	25.0
Mari Walker	Membership Interest	25.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Reliance on Management – Except as set forth in this agreement, decisions with respect to the management of the company will be made by the managers in the managers' sole discretion. The success of the picture will largely depend on the quality of the management of the company. The managers, with the advice and assistance of other professionals, will administer all business aspects of the managers, the company and the picture. Although the managers believe that the managers have the necessary business and motion picture experience to supervise the management of the company, there can be no assurance that the managers will perform adequately or that the company's operations will be successful. Purchasers of interests will receive an economic interest in the company, but shall not be participants in the management or the operations of the managers, the company or the picture. Accordingly, except as otherwise set forth in this agreement, an investor will have no right to vote on, or to veto actions of the managers, will have no creative control, and manager-approved actions may be approved despite the investor's dissent from such actions. The company has not managed or produced a feature film previously, and there is no assurance that its efforts will be successful for the picture.

Limited Operating History – The company has been in existence for a very short period of time, and is subject to all the risks incident to the creation and development of a new business, including the absence of a history of operations and minimal net worth. Furthermore, the company has not produced or distributed a full- length motion picture. The company and the managers have employed, and will continue to endeavor to employ or otherwise retain, the services of those persons with the skills necessary to successfully produce and distribute a full-length feature film, but no assurances can be given that they will be successful in these efforts.

Managers' Conflicts of Interest – The managers are not required to render exclusive services in connection with the picture or the company. The managers, the production team and the talent have interests in a variety of activities other than acting as managers to the company, including involvement with the production of other films. in addition, the managers, the production team and the talent may organize companies that are similar to the company in the future. The managers may be principals in, or have a profit interest in, such other companies. Accordingly, conflicts of interest may arise in the allocation of the managers', the production team's and the talent's time between the company and one or more of these other activities. Additionally, the managers may enter into services agreements with the company. The terms of such agreements may not be the result of an arms-length transaction, but it is the intention of the managers that the compensation from such agreements will be equal to, or less than, industry standards for the associated services rendered to the company.

Indemnification – Under certain circumstances, the managers will be indemnified by the company for any liabilities or losses arising out of the managers' activities in connection with the company. Indemnification under such provision could reduce or deplete the assets of the company.

Working Capital Requirements and the Potential Need for Additional Financing – There is no assurance that unforeseen events will not occur, resulting in the need to raise additional funds beyond what the company and the managers project. Furthermore, companies with limited operating histories, such as the company and the managers, do not always use capital in the most efficient manner. Thus, the company and the managers may need to raise additional capital to fund future operations and to satisfy future capital requirements of the company. The failure to raise any additional needed funds could have a material adverse effect on the company and the managers. In addition, it is anticipated that raising additional funds will result in reduction in the percentage interests of each non-management member. Though the company and the managers do not anticipate that additional financing will need to be obtained, there can be no assurance that additional capital will not be needed.

Liability of Members – Members might, under applicable law, be liable to the company in an amount equal to any distribution made from the company to members, if, after such distribution is made, the remaining assets of the company are not sufficient to pay its then outstanding liabilities, exclusive of liabilities to the members arising on account of their respective interests in the company.

Loss on Dissolution or Termination – In the event of a dissolution or termination of the company, the proceeds realized in the liquidation of assets, if any, will be distributed to the members only after the satisfaction of claims of creditors. Accordingly, the ability of a member to recover all or any portion of such member's investment under such circumstances will depend on the amount of funds so realized and the amount of claims to be satisfied therefrom.

Income Tax Consequences – There are various risks associated with the federal income tax aspects of an investment in the company which should be carefully considered by each prospective investor to determine whether an investment in the company is suitable for such prospective investor. Each prospective investor is urged to consult the prospective investor's own tax advisor with respect to the federal (as well as state and local) income tax consequences of an investment in the company.

Competitive Industry – Some segments of the motion picture industry are highly competitive. The company will be competing with the producers of other films in arranging for distribution in all available markets and media. In the distribution phase, competition will limit the availability of such markets and media required for the successful distribution of the picture. The picture will be competing directly with other motion pictures and indirectly with other forms of public entertainment. The company will compete with numerous larger motion picture production companies and distribution companies, which have substantially greater resources, larger and more experienced production and distribution staffs, and established histories of successful production and distribution of motion pictures.

Commercial Success – The picture's success is primarily dependent on audience acceptance of the picture, which is extremely difficult to predict and, therefore, inherently risky. Many films are produced each year and never released. Many films are released each year, but are not commercially successful and fail to recoup their production costs from united states theatrical distribution. Foreign and ancillary markets have therefore become increasingly important. Licensing of a motion picture in the ancillary markets is particularly dependent upon performance in domestic theatrical distribution.

Neither the managers nor the company can predict the economic success of the picture because the revenue derived from the distribution of a motion picture (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a motion picture also depends upon the public's acceptance of competing films, the availability of alternative forms of entertainment and leisure- time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Neither the managers nor the company can assure members that the picture will generate enough revenue to offset its distribution and marketing costs, in which case the company would not receive any net revenues from the picture.

Production – Particularly as produced by independent filmmakers, each motion picture is a separate business venture with its own management, employees and equipment and its own budgetary requirements. There are substantial risks associated with film production, including death or disability of key personnel, other factors causing delays, destruction or malfunction of sets or equipment, the inability of production personnel to comply with budgetary or scheduling requirements and physical destruction or damage to the picture itself. Although some of these problems may be covered by company's insurance for the picture, significant difficulties such as these may materially increase the cost of production or may cause the entire project to be abandoned.

Dependence on Key Personnel – The company's future success depends, in significant part, upon the continued service of the individuals that constitute the production team and the managers' advisors. Neither the company nor the managers maintain key person life insurance for any team member or employee. Furthermore, the company's and the managers' success is dependent on the ability of the company and the managers to attract top talent, both within the production team and the cast of the picture. The company's and the managers' inability to attract such talent or the loss of the services of one or more members of the production team could have a material adverse effect on the company's and the managers' ability to successfully produce and distribute the picture. Additionally, the company may elect to forego the purchase of a completion bond or other types of production-related insurance for the picture. This would result in certain of the picture's key personnel, equipment, locations and/or film footage being uninsured which could have a material adverse effect on the company's and the managers' ability to successfully produce and distribute the picture.

Labor Disputes – There is no assurance that labor difficulties affecting production will not arise, including but not limited to, union strikes. If such labor difficulties arise, film production and, hence, distributions to investing members could be delayed or diminished.

Audience Appeal – The ultimate profitability of any motion picture depends upon its audience appeal in relation to the cost of its production and distribution. The audience appeal of a given motion picture depends, among other things, on unpredictable critical reviews and changing public tastes and such appeal cannot be anticipated with certainty.

Cost Overruns – The costs of producing motion pictures are often underestimated and may be increased by reason of factors beyond the control of the producers. Such factors may include weather conditions, illness of technical and artistic personnel, artistic requirements, labor disputes, governmental regulations, equipment breakdowns, and other production disruptions. While the company intends to engage production personnel who have demonstrated an ability to complete films within the assigned budget, the risk of a film running over budget or of not being completed is always significant and may have a substantial adverse impact on the profitability of the picture.

Distribution – The profitable distribution of a motion picture depends in large part on the availability of one or more capable and efficient distributors who are able to arrange for appropriate advertising and promotion, proper release dates and bookings in first-run and other theaters. There can be no assurance that profitable distribution arrangements will be obtained for the picture or that the picture can or will be distributed profitably or that the picture will be distributed at all.

Long-Term project – The production and distribution of a motion picture involves the passage of a significant amount of time. Pre-production on a picture may extend for two to three months or more. Principal photography may extend for several weeks or more. Post-production may extend for three to four months or more. Distribution and exhibition of motion pictures generally, and of the picture specifically, may continue for years before gross proceeds or net proceeds (as defined herein) may be generated, if at all.

Foreign Distribution – Foreign distribution of a motion picture (i.e., outside the United States and Canada) may require the use of various foreign distributors. Some foreign countries may impose government regulations on the distribution of films. In addition, revenues derived from the distribution of the picture in foreign countries, if any, may be subject to currency controls and other restrictions, which may temporarily or permanently prevent the inclusion of such revenue in gross proceeds.

Investing Members Last in Line – A motion picture typically goes from the producer to the distributor who in turn may send it to territorial sub-distributors, who send it to theatrical exhibitors. The box office receipts generated by a motion picture travel this same route in reverse. The exhibitor takes a cut and sends the balance to the sub-distributor, who takes a cut and sends the balance to the distributor, who takes a cut and sends the balance to the producer. The problem for the investing members with this system is that such investing members, who have had their money at risk for the longest time, are at the tail end of the box office receipts chain. Thus, if the company, in negotiating a distribution deal, has to rely heavily on a participation at some defined level of the picture's revenue stream, revenues to the company, and thus to investing members, are likely to be the last in line to benefit from such a revenue stream, if any.

Industry Changes – Neither the managers nor the company can predict the effect that rapid technological change, emerging distribution channels or alternative forms of entertainment may have on the company, the managers or the motion picture industry. The entertainment industry in general, and the motion picture industry in particular, continue to undergo significant changes, primarily due to technological developments. Due to rapid growth of technology and shifting consumer tastes, neither the managers nor the company can accurately predict the overall effect that technological growth or the availability of alternative forms of entertainment may have on the potential revenue from, and profitability of, the picture. In addition, certain outlets for the distribution of motion pictures may not obtain the public acceptance that is or was previously predicted. If certain distribution channels are accepted by the public, neither the managers nor the company can assure investors that the company will be successful in exploiting such channels. Moreover, to the extent that other distribution channels gain popular acceptance, it is possible that demand for existing distribution channels, such as physical releases (e.g. DVDs), will decrease. If the company is unable to exploit new distribution channels to the same extent expected as existing channels, the company's business, operations and financial condition could be materially adversely affected.

Picture's Liabilities – The company will actively participate in the production and distribution of the picture. Because insurance covering such liability may not be available at a reasonable cost, or may simply not be obtained, the assets of the company may be exposed to operating risks that may arise from the creation, exploitation and disposition of the picture.

Managers' discretion regarding production and distribution matters subject to the terms and conditions of this agreement, the managers have reserved the specific authority to enter into agreements on behalf of the company with motion picture or television studios, distributors and/or other third parties pursuant to which the company, in exchange for such studios', distributors' and/or other third parties' assistance in producing, distributing and otherwise exploiting the picture, may commit to pay such parties out of revenues generated by the picture at a point in the picture's revenue stream prior to company's receipt of its gross proceeds. Such agreements may include, but are not limited to, flat fee arrangements, negative pickup deals or an outright sale of the picture, if in the judgment of the managers, such a sale would be in the best interests of the company. In addition, subject to the terms and conditions of the agreement, the managers have reserved the right (1) to produce the picture and seek the most advantageous distribution agreement for the picture, and (2) to enter into agreements on behalf of the company which provide that persons rendering services or other materials or facilities in connection with the development, production, distribution or other exploitation of the picture shall receive, as salary or other compensation, deferred amounts or a percentage participation in company revenue. Such reliance on the judgment and discretion of the managers places a greater emphasis on the skills and judgment of the managers, and the managers' advisors and therefore makes it imperative that prospective non-managing members carefully examine the abilities of such managers and the managers' associates before choosing to provide any investment hereunder.

Distributions and Liquidity - Distribution of the company's proceeds to the members will provide a primary source of distributable cash or securities to the members. The managers will have absolute discretion in the timing of such distributions, if any, subject to the terms and conditions of this agreement. There can be no assurance that there will be any distributions or that aggregate distributions, if any, will equal or exceed the members' investment in the company.

An investor who purchases interests in the company should be aware that the investment in the company is highly speculative and that such investor risks losing such investor's entire investment.

Illiquidity of investment – There is no public market for the interests and one is not expected to develop. Each investor should be aware that such investor must bear the risks of an investment in the company for an indefinite period of time because any transfer, sale or assignment of the interests is subject to the consent of the managers in its discretion. Furthermore, the interests have not been registered under the securities act of 1933, as amended (the "act"), or any other applicable law, and therefore, cannot be sold and must be held indefinitely unless they are subsequently registered under the act, and any other applicable law, or, in the opinion of the managers, exemptions from such registration are available. Any such registration is unlikely to occur in the future. In addition, no sale, transfer or assignment of an interest will be permitted if, in the opinion of counsel for the company, such sale, transfer or assignment would violate the status of the original sale of the interests which formed the basis for the exemption from registration under the act, or any applicable state securities laws, pursuant to which such interests were offered, or cause a termination of the entity's treatment as a company for federal income tax purposes. As a result of these restrictions, members may not be able to liquidate their investment in the event of an emergency, and the interests may not be readily accepted as collateral for a loan.

Inherent Uncertainty of Projections – The indicative cashflows and certain forward looking statements are based on certain assumptions and other information available to the managers. However, the underlying estimates, assumptions and future events are inherently uncertain, and unanticipated events may occur which would cause actual results to vary, perhaps materially, from any forecasted results. Each investor should be aware that many films do not get released or if released are not commercially successful, and lose money. As a consequence, each investor should be aware that neither the company nor the managers guarantee or warrant any specific projected result from an investment in the company. Accordingly, investors should retain and rely upon the advice of their own professional advisors with respect to their individual suitability for an investment in the company and the tax consequences resulting therefrom.

The foregoing list of risk factors does not purport to be a complete explanation of the risks involved in an investment in the company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Production, including "Above the Line" (i.e. cast), production costs (crew, equipment, locations, etc.), and post-production (editing, sound, colour, etc.) 80K, Digital Advertising 12.5K, Wefunder Intermediary Fees 7.5K

If we raise: **$250,000**

Use of Proceeds: Production, including "Above the Line" (i.e. cast), production costs (crew, equipment, locations, etc.), and post-production (editing, sound, colour, etc.) 175K, Advanced Digital Advertising 56.25K, Wefunder Intermediary Fees 18.75K

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Subscription Agreement with Revenue Participation: See exact security attached as Appendix B, Investor Contracts.

"Company Gross Revenue" (defined below) shall have the following deductions paid by or charged against the Company (or its affiliated or related entities) and deducted on a continuing and cumulative basis:

(i) First, collection account management costs and fees (e.g. Freeway, Fintage), if any;

(ii) Second, residuals and applicable payments owed to or on behalf of unions and guilds (e.g., SAG, DGA, WGA);

(iii) Third, to the extent applicable, any bonus payments to third parties (to the extent paid by Company and not assumed by any distributor) (e.g. Box Office Bonuses);

(iv) Fourth, to the extent not yet paid, and to the extent applicable, film distribution fees and distribution costs (including, without limitation, ad overhead, if charged), all sales fees if applicable, and any fees and costs to third parties who represent the Picture (e.g. producer representatives, sales advisors, etc.);

(v) Fifth, to the extent not yet paid, the repayment of any debt, and any and all applicable premium, interest and fees in connection therewith, on a pro rata pari passu basis until all such debt has been repaid in full;

(vi) Sixth, to the extent not yet paid, actual, verifiable out-of-pocket costs of production, delivery, promotion and marketing directly incurred by the Company (e.g., deliverables to distributors, costs for producers, director, cast and others related to the Picture to attend premieres, film festivals and film markets, etc.);

(vii) Seventh, to the extent not yet paid, customary "off-the-top" actual, verifiable out-of-pocket, third party deductions (e.g., taxes, checking, collection, currency conversion costs, etc.), including all payments to agents, accountants, attorneys and other parties who represent the Picture, all costs of auditing any distributor of the Picture of any ancillary or subsidiary rights (including, without limitation, accounting, legal and auditor fees and costs), and a reasonable and customary reserve for Company to cover anticipated expenses not yet charged to the Picture, which such reserve Company shall liquidate in a timely fashion in accordance with industry custom;

(viii) **Eighth, a return to the Non-Managing Members as set forth in Exhibit A in the amount of one hundred and twenty percent (120%) of the Capital Contributions made by each NonManaging Member (including any Manager, as applicable) set forth therein, on a pro rata pari passu basis;**

(ix) Ninth, payment of any Deferments, if any, on a pro rata pari passu basis until all such Deferments are paid in full; and

(x) Thereafter, the balance remaining after the payment of all sums referred to above shall be considered "Net Proceeds", and shall be calculated on a "rolling" basis that is readjusted as additional receipts and expenses may come in. There will be no double deductions--the same cost or expense will not be deducted twice. **Net Proceeds shall be payable, on a pro rata pari passu basis (1) fifty percent (50%) collectively to the Managers in accordance with the Managers' Percentage Interests, and to profit participants providing services on the Picture in accordance with their respective service agreements, on a pro rata pari passu basis** (the "Producer's Share of Net Proceeds"); and, (2) fifty percent (50%) to the Non-Managing Members who provided a Cash Capital Contribution to the Company, on a pro rata pari passu basis, to be divided in accordance with each such Member's Percentage Interest as set forth in Exhibit A (the "Investor's Share of Net Proceeds"). For purposes of clarification, Net Proceeds shall not exceed 100%.

Termination and dissolution:

Distribution of Company Gross Revenue.

The Members shall continue to divide Company Gross Revenue and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided for in Articles III and VI hereof. The proceeds from the liquidation of property shall be applied in the following order:

(a) To the payment of creditors, in the order of priority as provided by law, except to the Members on account of their Capital Contributions and the expenses of liquidation;

(b) To the payment of loans or advances that may have been made by any of the Members or their Principals for working capital or other requirements of the Company, except to Members on account of their Capital Contributions;

(c) To the Members in accordance with the positive balances in their Capital Accounts after adjustments for all Distributions. Where the Distribution pursuant to this Section 9.4(c) consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with Section 9.4(a) above and in accordance with Exhibit C. In the case of non-cash assets, the Distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

(d) After determining that all known debts and liabilities of the Company in the process of winding up have been paid or provided for, including, without limitation, debts and liabilities to Members who are creditors of the Company, the remaining assets shall be distributed among the Members in accordance with their Positive Capital Account balances, after taking into consideration the profit and loss allocations made pursuant to Article VI. Members shall not be required to restore Negative Capital Account Balances.

Voting rights: investors are not entitled to voting rights as part of this offering.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No:

16. How may the terms of the securities being offered be modified?

Any amendments, modifications, or alterations to this Agreement or to the Articles must be in writing and signed by all of the Members. Notwithstanding the foregoing, Exhibits A and B of the Operating Agreement may be amended to reflect current Members and their Percentage Interest (who are Members in accordance with the terms of this Agreement) without the written consent of all Members.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

This is an LLC with no issued units.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no shares issued in this offering. This is a Funding Agreement. For more information please review the Offering Details Document.

As a holder of a Funding Agreement you will have no voting rights, and limited ability, if at all, to influence out policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Vanishing Angle
Issue date	09/29/19
Amount	$1,773.00
Outstanding principal plus interest	$1,773.00 as of 11/19/19
Interest rate	0.01% per annum
Maturity date	02/01/20
Current with payments	Yes

None.

Loan

Lender	Vanishing Angle LLC
Issue date	01/13/20
Amount	$85,000.00
Outstanding principal plus interest	$85,000.00 as of 01/13/20
Interest rate	0.0% per annum
Current with payments	Yes

Interest free loan that should be considered short term debt.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding		$88,110	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Vanishing Angle
Amount Invested	$1,773.00
Transaction type	Loan
Issue date	09/30/19
Outstanding principal plus interest	$1,773.00 as of 11/20/19
Interest rate	0.01% per annum
Maturity date	02/01/20
Outstanding	Yes
Current with payments	Yes
Relationship	Shared Managing Member with SYT Film LLC

Name	Vanishing Angle LLC
Amount Invested	$85,000.00
Transaction type	Loan
Issue date	01/14/20
Outstanding principal plus interest	$85,000.00 as of 01/14/20
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Shared Managing Member with SYT Film LLC

Interest free loan that should be considered short term debt.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

See You Then is a relationship study told through the lens of film with strong market appeal across multiple demographics and a producing team with a history of creating award-winning, innovative content.

We hope to have a global theatrical, digital, and streaming release of See You Then. Director Mari Walker is also signed to direct another feature film in 2020 and we have additional films in development.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

SYT Film LLC was incorporated in the State of California in June 2019.

Since then, we have:

- Mari Walker is a Kerry and Los Angeles Film Festival award-winning filmmaker of THE SOUL OF A TREE and SWIM
- The team behind SEE YOU THEN has made over 400K so far by Self-Distributing THUNDER ROAD in 2018-2019 alone
- Our team collectively has worked on over 50 projects, been accepted into over 300 film festivals and won over 90 awards
- We are at the forefront of social change with a group of filmmakers who aim to authentically represent that community with a fresh voice
- An early film in the trans filmmaking movement, following on the success of film and television projects like POSE, EUPHORIA, and TANGERINE
- Our project taps Asian-American spending power, which rose to $1.0 trillion in 2018 -- 81% also subscribe to at least one SVOD platform

Historical Results of Operations

Our company was organized in June 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2019, the Company had revenues of $0.
- *Assets.* As of December 31, 2019, the Company had total assets of $4,476, including $4,476 in cash.
- *Net Loss.* The Company has had net losses of $7,297 for 2019.
- *Liabilities.* The Company's liabilities totaled $11,773 for 2019.

Liquidity & Capital Resources

To-date, the company has been financed with $86,773 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 1 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SYT Film LLC cash in hand is $0, as of November 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 24 months.

There are no material changes or tends in our finances or operations that have occurred since the date that our financials cover.

Within 3-6 months we plan to raise the entirety of capital and spend it on preproduction, production and post production until we finish the movie and submit to festivals with an eventual distribution. The total budget for the film is $250,000. The company doesn't have any other sources of funding immediately, but potentially tap into other funding sources for the film in the medium term if needed. They are hoping to secure the majority of that budget through this raise.

We hope (although cannot guarantee) to begin generating revenues in Q2 2021. If we were to acquire distribution after a successful festival run, those payments can range from mid-to-high six figure numbers, while if we were to independently distribute the film, we'd hope to follow the success of films like Thunder Road with a global theatrical run of 450k. After we distribute theatrically, we're hoping for a robust digital distribution release and for the film to play on various streaming platforms.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- iv. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://vanishingangle.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- See You Then Film Subscription Agreement

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Kristen Uno
- Mari Walker
- Matt Miller
- Mia Schulman

Appendix E: Supporting Documents

- SYT_Film_LLC_OA_C_FullyExecuted.pdf